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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-35199, 333-36473, and 333-47523 of Fred Meyer, Inc., all on Form S-8, and Registration Statement Nos. 333-44537, 333-46835, and 333-56637 of Fred Meyer, Inc., all on Form S-3, of our report dated March 9, 1998, included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 1, 1998, and to all references to our firm included in or made part of the aforementioned registration statements. Further, as independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Food 4 Less Holdings, Inc. dated March 9, 1998, included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 1, 1998 and to all references to our Firm included in or made a part of this registration statement.


                                          /s/ Arthur Andersen LLP

Los Angeles, California

January 7, 1999